Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Noble Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-209573) on Form S-3, registration statements (No. 033-54084, 333-39299. 333-108162, 333-118976, 333-124964, 333-143203, 333-143204, 333-158922, 333-177825, 333-191878, 333-205728. 333-217605) on Form S-8, and the Post-Effective Amendment No. 1 to the registration statement (No. 333-204592) on Form S-8 of Noble Energy, Inc. of our reports dated February 20, 2018, with respect to the consolidated balance sheets of Noble Energy, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Noble Energy, Inc.

/s/ KPMG LLP

Houston, Texas
February 20, 2018